Exhibit 10.47

AMENDMENT TO

CASH-SETTLED RESTRICTED SHARE UNIT AGREEMENT

GRANTED TO PHILLIP A. GOBE

The Cash-Settled Restricted Share Unit Agreement providing for the grant of cash-settled Restricted Share Units to Phillip A. Gobe on May 30, 2007 under the Energy Partners, Ltd. 2006 Long Term Stock Incentive Plan is hereby amended in the following respects:

1.	Section 5 is amended by adding the following sentence at the end thereof:

“Anything in the Plan or this Agreement to the contrary notwithstanding, you shall be deemed to have terminated employment for purposes of the Plan and this Agreement if and only if you have experienced a ‘separation from service’ within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.”

2.	Section 6 is amended by adding the following sentence at the end thereof;

“To the extent any payment is subject to the 6-month delay, such payment shall be paid immediately after the end of such 6-month period (or the date of your death, if earlier).”

3.	Exhibit A is amended to read in its entirety as follows:

“Exhibit A

“Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.”

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper	Date: 11/13/08
John Peper Executive Vice President

I HEREBY AGREE TO THIS AMENDMENT TO MY CASH-SETTLED RESTRICTED SHARE UNIT AGREEMENTS

/s/ Phillip A. Gobe	Date: 11/19/08
Phillip A. Gobe